UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

221 Main Street, 3rd Floor

San Francisco, CA  94105

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, Prosper Marketplace, Inc. (the “Company”) appointed Usama Ashraf, age 44, as the Company’s President, effective March 1, 2021. Mr. Ashraf will continue to serve as the Company’s Chief Financial Officer. In connection with his appointment as President: (i) Mr. Ashraf will be eligible to receive an annual performance bonus in a target amount of 85% of his base salary; and (ii) subject to the approval of the Compensation Committee of the Company’s Board of Directors, the Company will grant to Mr. Ashraf an option to purchase 2,000,000 shares of the Company's common stock at an exercise price equal to the fair market value of the common stock on the grant date. The option will vest over a four year period, subject to and in accordance with the terms of the stock option agreement.

Mr. Ashraf has served as the Company’s Chief Financial Officer since February 2017. He is currently responsible for the Company's finance, capital markets, risk and business intelligence functions. He also currently serves as Chief Financial Officer, Treasurer and a director of Prosper Funding LLC. Prior to joining the Company, from February 2016 to February 2017, Mr. Ashraf served as Deputy Chief Financial Officer and Treasurer at Annaly Capital Management, Inc.

On February 22, 2021, Julie Hwang notified the Company of her decision to resign as the Company’s General Counsel and Secretary, effective March 15, 2021. Ms. Hwang’s resignation did not involve a disagreement with the Company on any matter relating to its operations, policies or practices.

On February 24, 2021, the Company appointed Edward “Ted” R. Buell III as its General Counsel and Secretary, effective March 16, 2021. Mr. Buell will fill the vacancy created following Ms. Hwang’s resignation.

Mr. Buell, age 41, currently serves as the Company’s Chief Compliance Officer and Deputy General Counsel, a position he has held since June 2018. Mr. Buell previously served as the Company’s Assistant General Counsel and Deputy Chief Compliance Officer from January 2017 to June 2018 and Senior Corporate Counsel from September 2015 to January 2017. Before joining the Company in September 2015, Mr. Buell worked as an attorney at Severson & Werson P.C., advising and representing financial services clients in regulatory matters and litigation, from April 2010 to September 2015. Prior to that, Mr. Buell served as Assistant General Counsel at GreenPoint Mortgage Funding, Inc., a national mortgage bank that originated, sold and serviced mortgage loans, from September 2005 to April 2010. Mr. Buell holds a J.D. from the University of Miami School of Law and a B.A. degree in Criminology, Law and Society from the University of California, Irvine.

On February 22, 2021, Nasos Topakas notified the Company of his decision to resign as the Company’s Chief Technology Officer, effective March 15, 2021. Mr. Topakas’ resignation did not involve a disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: February 26, 2021	By:	/s/ Julie Hwang
Julie Hwang
General Counsel and Secretary